WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2010
NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

See the disclosure under Item 8.01 below.

Item 8.01 Other Events.

As reported in our Current Report on Form 8-K dated October 26, 2006 and filed with the SEC on November 1, 2006, we are a party to a Seventh Amended and Restated Loan Agreement, dated as of October 15, 2006 with Western National Bank.  Under that loan agreement, we were provided with a Revolving Line of Credit Promissory Note, dated October 15, 2006, in the original principal amount of $40,000,000 (the “Line of Credit”).

The Line of Credit was set to mature on May 1, 2010.  However, we entered into a 60-day extension with Western National Bank whereby the maturity date was extended until July 1, 2010.  We are currently negotiating with Western National Bank and other banks to either renew or replace our line of credit.  As of May 6, 2010, we had an outstanding balance of $500,000.00 on the Line of Credit.  Our expectations are to renew or replace this line of credit; however, in the event this line of credit is not renewed and or replaced, we anticipate this event will have little to no affect on our operations as a whole.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: May 6, 2010
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer